UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2014

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a) — (d)  Not applicable.

(e)  At the 2014 annual meeting of shareholders of ImmunoGen, Inc. (referred to as “we” or “us”) held on November 11, 2014 (the “2014 Annual Meeting”), our shareholders approved an amendment to our 2006 Employee, Director and Consultant Equity Incentive Plan (the “2006 Plan”) to (i) extend its term to 2024, (ii) increase the number of shares of common stock authorized for issuance thereunder by 5,500,000, and (c) add performance goals that may be used in granting performance-based awards.

A summary of the material terms and conditions of the 2006 Plan is set forth in our definitive Proxy Statement dated September 30, 2014, filed with the Securities and Exchange Commission on September 30, 2014, under the caption “Amendments to 2006 Employee, Director and Consultant Equity Incentive Plan to Extend its Term to 2024, to Increase the Number of Shares Authorized for Issuance Thereunder by 5,500,000, and to Add Performance Goals That May Be Used in Granting Performance-Based Awards (Notice Item 3).”  Such description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the amended and restated 2006 Plan filed as Exhibit 10.1 to this Current Report on Form 8-K.

Also on November 11, 2014, the Compensation Committee of our Board of Directors approved certain changes to our annual bonus program.  In prior years, the committee had determined that the CEO’s annual bonus should be based solely on the achievement of the applicable key corporate bonus criteria.  However, for our fiscal year 2015 the committee has determined that only 80% of the CEO’s target bonus will be based on the achievement of the key corporate performance criteria, and 20% will be based on the achievement of individual performance objectives.  A summary of our annual bonus program reflecting this change is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Also on November 11, 2014, Dr. Charles Q. Morris, Executive Vice President and Chief Development Officer, and Mr. David B. Johnston, Executive Vice President and Chief Financial Officer, agreed to voluntarily terminate their respective Employment Agreements with us.  Termination of these agreements will not result in any change to their employment status.  As a result of the termination of these agreements, both Dr. Morris and Mr. Johnston became eligible to participate in our Severance Pay Plan for Vice Presidents and Higher.  A summary of the material terms and conditions of that plan is set forth in our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2014.  Such description is incorporated herein by reference and is qualified in its entirety to the full text of such plan filed as Exhibit 10.1 to the such Current Report on Form 8-K.

(f)  Not applicable.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

As stated above, the 2014 Annual Meeting was held on November 11, 2014.  At the 2014 Annual Meeting, shareholders fixed the number of Directors constituting the full Board of Directors at nine.  The voting results were as follows:

For:	73,445,048
Against	1,974,548
Abstain	561,070
Broker Non-Votes	0

At the 2014 Annual Meeting, shareholders elected nine Directors as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Joseph J. Villafranca, PhD	58,889,241	844,185	16,247,240
Nicole Onetto, MD	59,019,215	714,211	16,247,240
Stephen C. McCluski	59,017,085	716,341	16,247,240
Richard J. Wallace	59,007,415	726,011	16,247,240
Daniel M. Junius	58,949,026	784,400	16,247,240
Howard H. Pien	58,853,400	880,026	16,247,240
Mark Goldberg, MD	59,008,252	725,174	16,247,240
Dean J. Mitchell	59,007,738	725,688	16,247,240
Kristine Peterson	59,017,452	715,974	16,247,240

At the 2014 Annual Meeting, shareholders approved amendments to the 2006 Plan as described in Item 5.02 above as follows:

For:	57,826,104
Against	1,538,750
Abstain	368,572
Broker Non-Votes	16,247,240

At the 2014 Annual Meeting, shareholders voted to approve, on an advisory basis, the compensation paid to our named executive officers, as described in our proxy statement (the “say-on-pay vote”) as follows:

For:	58,166,079
Against	1,292,053
Abstain	275,294
Broker Non-Votes	16,247,240

At the 2014 Annual Meeting, shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015 as follows:

For:	75,058,175
Against	454,500
Abstain	467,991
Broker Non-Votes	0

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d): The following exhibit is being furnished herewith:

Exhibit No.	Exhibit

10.1	2006 Employee, Director and Consultant Equity Incentive Plan, as amended and restated through November 11, 2014
10.2	Summary of Annual Bonus Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: November 13, 2014	/s/ David B. Johnston

David B. Johnston
Executive Vice President and Chief Financial Officer